Exhibit 99.1

News Release

Investor Contact:	Media Contact:
Randy Scherago, VP, Investor Relations	Mark Brender, VP, Communications
GeoEye	GeoEye
(703) 480-6325	(703) 629-5368
scherago.randy@geoeye.com	brender.mark@geoeye.com
GeoEye Reports Record Revenues for Second Quarter 2010
Wins Contract under National Geospatial-Intelligence Agency
EnhancedView Program
— Conference Call Scheduled for 8:30 a.m. EDT, Tuesday, August 10, 2010 —
DULLES, Va. (Aug. 9, 2010) — GeoEye, Inc. (NASDAQ: GEOY), a premier provider of satellite, aerial and geospatial information, announced today record revenue results for its second quarter ended June 30, 2010.
“For the second quarter, we delivered record setting revenues and 11 percent year-over-year revenue growth. Operating margins and adjusted EBITDA margins have continued to be strong as well. Our pipeline of work with the U.S. Government and commercial customers remains robust, we are encouraged by our growth, and we continue to have excellent revenue visibility,” said Matt O’Connell, chief executive officer and president. “The recent award we received from the National Geospatial-Intelligence Agency (NGA) under the EnhancedView program increases that visibility – we now have a sustaining relationship with the NGA for the next 10 years. We are focused on expanding our satellite constellation over the next few years by putting GeoEye-2 into service in 2013. We look forward to providing the NGA continued access to Earth imagery with unprecedented resolution and accuracy that delivers geospatial insight – anytime, anywhere. The additional capacity GeoEye-2 can provide will also benefit our commercial customers in the U.S. and overseas. We are also excited by the customer response to our innovative new Web services platform, EyeQ™, which allows our customers to turn imagery into business solutions.”
SECOND QUARTER RESULTS
Total revenues were $81.0 million for the second quarter of 2010, an 11.4 percent increase from $72.7 million for the second quarter of 2009. Net income for the second quarter of 2010 was $12.1 million, or $0.55 per fully diluted share, compared to net income of $9.6 million, or $0.46 per fully diluted share, for the second quarter of 2009.
Net income for the second quarter of 2010 includes a non-cash credit of $2.1 million related to fair value accounting for the Company’s financing commitment with Cerberus Capital Management L.P. (“Cerberus”). This credit reduced the charge taken in the first quarter. There is no income tax charge or benefit related to this credit. Excluding this credit, net income for the second quarter of 2010 was $10.1 million, or $0.46 per fully diluted share.
Revenues related to contracts with the U.S. Government, the Company’s largest customer, were $55.5 million for the second quarter of 2010, representing 68.5 percent of total revenues for the period. Domestic revenues were $62.1 million for the second quarter of 2010, which were 76.7 percent of total revenues for the period. These revenues included $37.5 million from our Service Level Agreement (SLA) with the National

News Release
Geospatial-Intelligence Agency (NGA). International revenues were $18.9 million for the second quarter of 2010, which were 23.3 percent of total revenues for the period.
Operating income for the second quarter of 2010 was $24.3 million or 30.0 percent of revenues. Adjusted EBITDA, a non-GAAP measure that represents net income before net interest income or expense, income tax expense (benefit), depreciation and amortization expenses, non-cash stock-based compensation expense and other items, increased approximately $2 million to $42.3 million for the second quarter of 2010, from $40.4 million for the same period in 2009. Adjusted EBITDA margin was 52.3 percent for the second quarter of 2010.
The Company ended the second quarter of 2010 with cash and cash equivalents of $184.8 million, restricted cash of $63.4 million, current income tax receivable of $27.2 million, total assets of $972.3 million, long-term debt of $381.8 million and stockholders’ equity of $314.7 million.
OPERATING HIGHLIGHTS
•	On August 6, 2010 the Company was awarded a contract from the NGA under the EnhancedView program for increased satellite imaging capacity. This contract supports NGA by providing products and services that will help meet the increasing geospatial intelligence needs of the intelligence community and Department of Defense.
•	The contract replaces the Service Level Agreement currently in place with the NGA’s NextView program. The period of performance for the contract is 10 years and runs from Sept. 1, 2010 to Aug. 31, 2011, with nine, one-year options. The EnhancedView Service Level Agreement commences September 1, 2010.
•	The EnhancedView contract supports the accelerated development of GeoEye’s next-generation satellite, GeoEye-2. The Company expects GeoEye-2 to be operational and delivering imagery in early 2013. Under the award, the NGA will contribute up to $336.9 million of the overall construction costs of GeoEye-2.
•	On July 15, 2010, the Company announced that the NGA exercised the second of its monthly options to extend its SLA with GeoEye. This option becomes effective Aug. 1, 2010, and runs through Aug. 31, 2010.

•	In the second quarter we recognized revenues of $37.5 million from our SLA with the NGA, which represents 100% achievement during the quarter of the stringent metrics required under the SLA.

•	In March, the Company amended and expanded its contract with the NGA to provide Web mapping services under the NGA’s Rapid Delivery of Online GEOINT (RDOG) program. This Web hosting and dissemination contract modification and expansion is in addition to on-going production work being performed under the RDOG contract originally awarded in June 2009.

•	During the quarter, the Company signed a multi-million dollar order with its Russian reseller, ScanEx Research and Development Center, for more than two million square kilometers of high-resolution satellite imagery to be tasked and downloaded from the IKONOS satellite.

•	During the quarter the Company continued development and construction of the GeoEye-2 imagery satellite. To date the Company has invested $145 million in the GeoEye-2 satellite program.

News Release
FISCAL YEAR 2010 FINANCIAL OUTLOOK
GeoEye has revised its guidance upwards and now expects fiscal 2010 revenue to range from $320 million to $330 million, with adjusted EBITDA in the range of $160 million to $170 million. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.
CONFERENCE CALL INFORMATION
GeoEye, Inc. (NASDAQ: GEOY) will host a conference call for investors and analysts to discuss financial results for the second quarter ended June 30, 2010.
When: Aug. 10, 2010, at 8:30 a.m. Eastern Daylight Time
To Participate: Callers wishing to participate on the conference call may dial 1-631-291-4808 at least 10 minutes prior to the start time. Domestic callers who wish to listen may dial toll-free at 1-877-776-4039. The conference ID number is 86302699. Questions will be accepted from phone participants during the live call after prepared remarks and as time permits.
Participants are encouraged to listen via webcast, which will be broadcast live at www.geoeye.com, under the Investor Relations section of the Company’s corporate Web site. To directly access the live webcast, go to: http://www.geoeye.com/CorpSite/corporate/investor-relations/Default.aspx and click on the “Aug. 10, 2010, Investor Update Webcast” link. Please allow 15 minutes before the scheduled start time to register, download and install any necessary audio software.
Replay: A replay of the teleconference will be available starting at 10:30 a.m. EDT, Aug. 10, 2010, and will run until midnight EDT on Tuesday, Aug. 17. To access the replay, please dial (800) 642-1687. The conference ID number for the replay is 86302699.
Selected financial results for the Company are as follows (dollars in thousands, except earnings per share):

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	6/30/10	6/30/09	Change
	(unaudited)
Revenues	$80,961	$72,701	$8,260
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	26,702	22,808	3,894
Depreciation and amortization	16,200	15,936	264
Selling, general and administrative	13,783	10,098	3,685

Total operating expenses	56,685	48,842	7,843

Income from operations	24,276	23,859	417
Interest expense, net	(7,752)	(8,618)	866
Other non-operating income	2,055	—	2,055

Income before provision for income taxes	18,579	15,241	3,338
Provision for income taxes	(6,430)	(5,689)	(741)

Net income	$12,149	$9,552	$2,597

Earnings per share
Basic	$0.56	$0.52	$0.04

Diluted	$0.55	$0.46	$0.09

Weighted average shares basic	21,760	18,545

Weighted average shares diluted	22,063	20,570

	Six Months Ended
	6/30/10	6/30/09	Change
	(unaudited)
Revenues	$161,350	$117,912	$43,438
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	51,183	46,400	4,783
Depreciation and amortization	32,222	24,396	7,826
Selling, general and administrative	27,165	21,552	5,613

Total operating expenses	110,570	92,348	18,222

Income from operations	50,780	25,564	25,216
Interest expense, net	(15,995)	(14,180)	(1,815)
Other non-operating expense	(8,419)	—	(8,419)
Loss from early extinguishment of debt	(37)	—	(37)

Income before provision for income taxes	26,329	11,384	14,945
Provision for income taxes	(13,406)	(3,569)	(9,837)

Net income	$12,923	$7,815	$5,108

Earnings per share
Basic	$0.60	$0.42	$0.18

Diluted	$0.59	$0.38	$0.21

Weighted average shares basic	21,416	18,507

Weighted average shares diluted	21,950	20,396

ADJUSTED EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	6/30/10	6/30/09	6/30/10	6/30/09
Net income	$12,149	$9,552	$12,923	$7,815
Adjustments:
Interest expense, net	7,752	8,618	15,995	14,180
Loss from early extinguishment of debt	—	—	37	—
Provision for income taxes	6,430	5,689	13,406	3,569
Depreciation and amortization	16,200	15,936	32,222	24,396
Non-cash stock-based compensation expense	1,848	557	2,841	1,029
Non-cash change in fair value of financial instrument	(2,055)	—	8,419	—

Adjusted EBITDA	$42,324	$40,352	$85,843	$50,989

Adjusted EBITDA is a non-GAAP financial measure that represents net income (loss) before net interest income or expense, income tax expense (benefit), depreciation and amortization expenses, non-cash stock-based compensation expense and other items. We believe that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing operations. However, Adjusted EBITDA is not a recognized term under financial performance under GAAP, and our calculation of Adjusted EBITDA may not be comparable to the calculation of similarly titled measures of other companies.
ADJUSTED NET INCOME AND ADJUSTED EPS
(in thousands, except per share amounts)

	Three Months Ended 6/30/10		Six Months Ended 6/30/10
		Diluted EPS		Diluted EPS
Net income and diluted EPS	$12,149	$0.55	$12,923	$0.59
Adjustment:
Non-cash change in fair value of financial instrument	(2,055)	(0.09)	8,419	0.38

Adjusted net income and adjusted diluted EPS	$10,094	$0.46	$21,342	$0.97

Adjusted Net Income is a non-GAAP financial measure that represents net income before other items, net of tax. Adjusted EPS is a non-GAAP financial measure that represents fully diluted earnings per share before other items, net of tax. We believe that Adjusted Net Income and Adjusted EPS provide useful information to investors because they allow investors to evaluate our performance for different periods on a more comparable basis by excluding items that are not related to the ongoing operations of our business. However, Adjusted Net Income and Adjusted EPS are not recognized terms under financial performance under GAAP, and our calculation of Adjusted Net Income and Adjusted EPS may not be comparable to the calculation of similarly titled measures of other companies.

CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2010	2009	Change
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$184,812	$208,872	$(24,060)
Accounts receivable — trade and unbilled receivables (net of allowances: 2010 - $1,390; 2009 - $923)	40,553	32,578	7,975
Income tax receivable	27,190	40,237	(13,047)
Restricted cash	51,717	52,268	(551)
Prepaid expenses	4,883	5,898	(1,015)
Other current assets	9,746	10,938	(1,192)

Total current assets	318,901	350,791	(31,890)
Property, plant and equipment, net	27,422	25,381	2,041
Satellites and related ground systems, net	556,682	505,035	51,647
Goodwill	34,264	34,264	—
Intangible assets, net	10,364	11,685	(1,321)
Non-current restricted cash	11,679	13,653	(1,974)
Other non-current assets	12,965	6,398	6,567

Total assets	$972,277	$947,207	$25,070

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$29,750	$33,997	$(4,247)
Current portion of deferred revenue	49,170	52,221	(3,051)
Current deferred tax liabilities	4,744	4,744	—
Current portion of long-term debt	—	497	(497)
Other current liabilities	10,513	—	10,513

Total current liabilities	94,177	91,459	2,718
Long-term debt	381,842	380,594	1,248
Long-term deferred revenue, net of current portion	178,839	192,313	(13,474)
Non-current income tax reserve	248	248	—
Deferred tax liabilities	2,078	2,078	—
Other non-current liabilities	406	560	(154)

Total liabilities	657,590	667,252	(9,662)

Commitments and contingencies
Stockholders’ equity:
Common stock	221	199	22
Additional paid-in capital	249,775	227,988	21,787
Retained earnings	64,691	51,768	12,923

Total stockholders’ equity	314,687	279,955	34,732

Total liabilities and stockholders’ equity	$972,277	$947,207	$25,070

STATEMENT OF CASH FLOWS INFORMATION
(in thousands)

	Six Months Ended
	6/30/10	6/30/09	Change
	(unaudited)
Net cash provided by (used in) operating activities	$46,331	$(11,301)	$57,632
Net cash used in investing activities	(84,589)	(49,525)	(35,064)
Net cash provided by financing activities	14,198	1,848	12,350

Net decrease in cash and cash equivalents	(24,060)	(58,978)	34,918
Cash and cash equivalents, beginning of period	208,872	106,733	102,139

Cash and cash equivalents, end of period	$184,812	$47,755	$137,057

News Release
About GeoEye
GeoEye, Inc. is a leading international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. Headquartered in Dulles, Virginia, the Company has over 500 employees dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. The Company provides support to academic institutions and non-governmental organizations through the GeoEye Foundation (www.geoeyefoundation.org). Additional information about GeoEye is available at www.geoeye.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009, which we filed with the Securities and Exchange Commission (“SEC”) on March 12, 2010, and our Quarterly Reports on Form 10-Q for the period ended March 31, 2010, and June 30, 2010, which we filed with the SEC on May 10, 2010 and August 9, 2010 respectively. Copies of all SEC filings may be obtained from the SEC’s EDGAR web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.
# # #